     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 2001

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            W HOLDING COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  PUERTO RICO
                        (State or other Jurisdiction of
                         Incorporation or Organization)
                                   66-0573197
                        (I.R.S. Employer Identification
                                    Number)

                            19 WEST MCKINLEY STREET
                          MAYAGUEZ, PUERTO RICO 00680
                                 (787) 834-8000
                    (Address of Principal Executive Offices)

                                FREDDY MALDONADO
                            CHIEF FINANCIAL OFFICER
                            19 WEST MCKINLEY STREET
                          MAYAGUEZ, PUERTO RICO 00680
                                 (787) 834-8000
                    (Name and Address of Agent for Service)
                            ------------------------

                                   Copies to:

                             STUART G. STEIN, ESQ.
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-8575
                             JOSE A. AXTMAYER, ESQ.
                      AXTMAYER BENITEZ & QUINONES, P.S.C.
                           HATO REY TOWER, 6TH FLOOR
                             268 MUNOZ RIVERA AVE.
                          SAN JUAN, PUERTO RICO 00918
                                 (787) 620-6020

                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                               PROPOSED MAXIMUM AGGREGATE     AMOUNT OF REGISTRATION
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED            OFFERING PRICE(1)                  FEE(2)
-----------------------------------------------------------------------------------------------------------------------
Preferred Stock.............................................          $100,000,000                   $25,000
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000.

(2) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act of 1933.
                               ------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 2, 2001

PROSPECTUS

                                  $100,000,000

                                [W HOLDING LOGO]

                                PREFERRED STOCK

     We may from time to time offer, in one or more series, preferred stock, with an aggregate initial offering price of up to $100,000,000 in amounts, at prices and on terms determined at the time of offering.

     We will provide you with specific terms of the preferred stock in supplements to this prospectus. The terms of the preferred stock will include the title and stated liquidation value, any distribution, liquidation, redemption, conversion, voting and other rights, the initial offering price, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of the preferred stock.

     You should read this prospectus and any applicable prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of the securities.

     NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY COMMONWEALTH OF PUERTO RICO SECURITIES OR FINANCIAL INSTITUTIONS COMMISSION OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BANKING AGENCY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                 THE DATE OF THIS PROSPECTUS IS MARCH   , 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................   1
ADDITIONAL INFORMATION......................................   1
INCORPORATION BY REFERENCE..................................   1
FORWARD-LOOKING STATEMENTS..................................   2
ABOUT W HOLDING COMPANY, INC. ..............................   2
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
  DIVIDENDS.................................................   3
USE OF PROCEEDS.............................................   3
DESCRIPTION OF PREFERRED STOCK..............................   3
PLAN OF DISTRIBUTION........................................   5
LEGAL MATTERS...............................................   5
EXPERTS.....................................................   6

                -----------------------------------------------

     Prospective investors may rely only on the information specifically incorporated by reference or contained in this prospectus or any applicable prospectus supplement. Neither the company nor the underwriters have authorized anyone to provide prospective investors with information different from that incorporated by reference or contained in this prospectus or any applicable prospectus supplement. This prospectus and any applicable prospectus supplement are not offers to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any applicable prospectus supplement are complete and correct only as of the date on the front cover of such documents, regardless of the time of the delivery of such documents or any sale of these securities. In this prospectus, "W Holding," the "company," "we," "us," and "our" refer to W Holding Company, Inc.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell one or more series of preferred stock in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the preferred stock we may offer. Each time we sell preferred stock, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the headings "Additional Information" and "Incorporation By Reference."

                             ADDITIONAL INFORMATION

     As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement and its exhibits. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed below, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. You may read and copy any document we file with the SEC at the SEC's public reference rooms located at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, at 7 World Trade Center, 13th Floor, New York, NY 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. You can also obtain copies of filed documents by mail from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

     The company's common stock and its Series B preferred stock are traded on the Nasdaq Stock Market's National Market under the symbols "WBPR" and "WBPRO," respectively. The company's Series A preferred stock is traded on the Nasdaq Stock Market's over-the-counter bulletin board under the symbol "WBPRP.OB."

                           INCORPORATION BY REFERENCE

     This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows the company to "incorporate by reference" the information it files with them, which means the company can disclose important information to you by referring to these documents. The information included in the following documents is incorporated by reference and is considered a part of this prospectus. The most recent information that the company files with the SEC automatically updates and supersedes previously filed information. The company has previously filed its Annual Report on Form 10-K for the year ended December 31, 2000 with the SEC and is incorporating it by reference into this prospectus.

     The company also incorporates by reference all documents it files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and until all the shares being offered by this prospectus are sold.

     The company will provide, at no cost, to each person, including a beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to these documents unless such exhibits are specifically incorporated by reference into these documents. Requests for copies should be directed to the company, Attention: Freddy Maldonado, Chief Financial Officer and Vice President of Finance and Investment, 19 West McKinley Street, Mayaguez, Puerto Rico 00680. Telephone requests may be directed to Mr. Maldonado at (787) 834-8000.

                           FORWARD-LOOKING STATEMENTS

     Some information contained or incorporated by reference in this prospectus constitutes "forward-looking statements." Such information can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "intend," "continue," or "believe" or the negatives or other variations of these terms or comparable terminology. The statements in the "Risk Factors" section in this prospectus constitute cautionary statements identifying important risks and uncertainties with respect to these forward-looking statements that could cause the actual results, performance or achievements of the company to differ materially from those reflected in the forward-looking statements. We also may provide projections, forecasts or estimates of future performance or cash flows. Projections, forecasts and estimates are forward-looking statements and will be based upon a number of assumptions. Actual events are difficult to predict and may be beyond our control. Actual events may differ from those assumed. Accordingly, there can be no assurance that any estimated returns, projections, forecasts or estimates can be realized or that actual returns or results will not be materially lower than those that may be estimated.

                         ABOUT W HOLDING COMPANY, INC.

     The following summary highlights selected information regarding W Holding. It does not contain all of the information that is important to you. You should carefully read this entire prospectus and any prospectus supplement, together with the other documents to which this prospectus and any prospectus supplement refers you. In addition, you should carefully consider the factors set forth under the caption "Risk Factors" in the applicable prospectus supplement.

THE COMPANY

     We are a financial holding company offering a full range of financial services through our wholly owned subsidiary, Westernbank Puerto Rico. The company was organized under the laws of the Commonwealth of Puerto Rico in February 1999 to become the bank holding company of Westernbank. The business of the company is conducted through Westernbank. Westernbank, which was founded as a savings institution in 1958, is a Puerto Rico-chartered commercial bank, deposits in which are insured to applicable limits by the United States Federal Deposit Insurance Corporation. Westernbank offers a full array of business and consumer financial services, including banking and trust services.

     In July 2000, the company became a financial holding company under the Bank Holding Company Act. As a financial holding company, the company is permitted to engage in financial related activities, including insurance and securities activities, provided that the company and its banking subsidiary meet certain regulatory standards.

     The company is the third largest, locally controlled banking company headquartered in Puerto Rico, based on total assets at December 31, 2000. The company had total assets of $4.3 billion, net loans of $2.2 billion, deposits of $2.6 billion and stockholders' equity of $250.6 million at year-end 2000. Westernbank operates through 35 full service branch offices located throughout Puerto Rico, primarily in the Southwestern portion of the island, and a fully functional banking site on the Internet at www.wbpr.com.

     In recent years, Westernbank has emphasized expansion in the San Juan metropolitan area, having opened four branches there since 1998. Westernbank has also focused on shifting its asset composition from primarily traditional long-term fixed rate residential loans to assets with shorter maturities and greater repricing flexibility, such as commercial real estate, business and consumer loan products, as well as investment securities.

     Our executive offices are located at 19 West McKinley Street, Mayaguez, Puerto Rico 00680; our telephone number is (787) 834-8000.

                       RATIO OF EARNINGS TO FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our consolidated ratios of earnings to fixed charges and preferred stock dividends for the respective periods indicated. We issued our Series A preferred stock in June 1998 and our Series B preferred stock in May and June 1999. The consolidated ratios of earnings to fixed charges and preferred stock dividends were computed by dividing earnings by fixed charges and preferred stock dividends.

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              2000   1999   1998   1997   1996
                                                              ----   ----   ----   ----   ----
Ratio of earnings to fixed charges and preferred stock
  dividends:
  Excluding interest on deposits............................  1.7x   2.0x   2.2x   2.4x   2.4x
  Including interest on deposits............................  1.3    1.3    1.4    1.5    1.5

     For purposes of computing these ratios, earnings represent income before income taxes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges and preferred stock dividends represent all interest expense, including and excluding interest on deposits, as applicable, the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest as well as the amount of pre-tax earnings required to pay dividends on the company's Series A preferred stock and Series B preferred stock.

                                USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds primarily to support further growth in the business of Westernbank. We anticipate contributing substantially all of the net proceeds to Westernbank, which will increase its regulatory capital, thereby facilitating its ability to increase deposits and borrowings to fund additional investments. We intend to retain the balance of the net proceeds, which would be used for general corporate purposes.

                         DESCRIPTION OF PREFERRED STOCK

     The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the applicable certificate of corporate resolution which will determine the terms of the preferred stock.

GENERAL

     The company is currently authorized to issue 20,000,000 shares of preferred stock. As of the date of this prospectus, 1,219,000 shares designated 7.125% Non-Cumulative, Convertible Preferred Stock, 1998 Series A, par value $1.00 per share (liquidation preference $25 per share), are outstanding, and 2,001,000 shares designated 7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B, par value $1.00 per share (liquidation preference $25 per share), are outstanding.

     Subject to limitations prescribed by Puerto Rico law and the company's Certificate of Incorporation, the board of directors or, if then constituted, a duly authorized committee thereof, is authorized to issue, from the authorized but unissued shares of capital stock of the company, preferred shares in such series as the board of directors may determine and to establish, from time to time, the number of preferred shares to be included in any such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of any such series, and such other subjects or matters as may be fixed by resolution of the board of directors.

     The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of corporate resolutions relating to such issues. You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

     (1)  the title and stated value of the preferred stock being offered;

     (2) the number of shares of preferred stock being offered, their liquidation preference per share, if any, and their purchase price;

     (3) the dividend rate(s), period(s) and payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

     (4)  whether dividends shall be cumulative or non-cumulative;

     (5) the provisions for a sinking fund, if any, for the preferred stock being offered;

     (6) the provisions for redemption, if applicable, of the preferred stock being offered;

     (7) any listing of the preferred stock being offered on any securities exchange or market;

     (8)  voting rights, if any, of the preferred stock being offered;

     (9) the relative ranking and preferences of the series as to dividend rights and rights upon dissolution of the company or upon any distribution of its assets;

     (10) any limitations on issuance of any series of the company's preferred stock ranking senior to or on parity with the series of the company's preferred stock as to dividend rights and rights upon dissolution of the company or upon any distribution of its assets; and

     (11) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

RANK

     The preferred stock will have, upon dissolution of the company, or upon any distribution of its assets, the rights as stated in the applicable prospectus supplement.

DIVIDENDS

     Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors.

REDEMPTION

     The terms and conditions, if any, upon which the preferred stock will be subject to mandatory redemption or redemption at our option, either in whole or in part, will be described in the applicable prospectus supplement.

VOTING RIGHTS

     Holders of preferred stock will have voting rights as indicated in the applicable prospectus supplement; provided, however, that in no event shall any holder of any series of preferred stock be entitled to more than ten votes for each such share.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell preferred stock to or through underwriters and also may sell preferred stock directly to other purchasers or through agents. A prospectus supplement will set forth the terms of the offering of the preferred stock offered thereby, including:

     - the name or names of any underwriters and the respective amounts of such securities underwritten or purchased by each of them;

     - the purchase price of such securities and the proceeds to us;

     - any discounts, commissions or concessions allowed or paid to dealers constituting underwriters' compensation, to the purchase price; and

     - any securities exchanges or markets on which such securities may be listed or quoted.

     If any underwriters are used in the sale of any securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters, or directly by one or more underwriters. Only underwriters named in such prospectus supplement are deemed to be underwriters in connection with the securities offered thereby. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such securities if any are purchased. Any purchase price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

     The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to each such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to a delayed delivery contracts providing for payment and delivery on a specified date in the future. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. Underwriters, dealers or agents will not have any responsibility in respect of the validity of such arrangements or the performance of W Holding or such institutional investors thereunder.

     Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the preferred stock offered hereby will be passed upon for the company by Hogan & Hartson L.L.P., Washington, D.C.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [W HOLDING LOGO]

                            ------------------------

                                   PROSPECTUS

                              Dated March   , 2001
                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses to be incurred by W Holding Company, Inc. in connection with the issuance and distribution of the securities registered hereby. All of these expenses, except for the registration fee and the Nasdaq National Market fee, are estimates:

Securities and Exchange Commission registration fee.........  $25,000
Nasdaq National Market application and listing fees.........        *
NASD filing fee.............................................        *
Printing expenses...........................................        *
Legal fees and expenses (other than Blue Sky)...............        *
Accounting fees and expenses................................        *
Blue Sky legal fees and filing expenses (including fees of
  counsel)..................................................        *
Transfer agent fees and expenses............................        *
Miscellaneous expenses......................................        *
          Total.............................................  $     *
                                                              =======

        -----------------------
        * To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Puerto Rico's General Corporation Law of 1995 ("Puerto Rico's Corporation Law"), a corporation may compensate any director or officer who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved civil, criminal, administrative or investigative action, suit or proceeding (except an action initiated by the corporation or initiated to protect the interests of the corporation), because he has been or is a director or officer of the corporation. The compensation may include the expenses incurred in a reasonable manner, including attorneys' fees, adjudication or judgments, fines and amounts paid upon settling the action, suit or proceeding, if the director or officer acted in good faith and in a manner that he deemed consistent with the best interests of the corporation or, with respect to any criminal action or proceeding, the director or officer did not have reasonable cause to believe that his conduct was unlawful. The termination of any legal action, suit or proceeding by judgment, order, settlement or conviction or by a plea of nolo contendere, or its equivalent, does not of itself create the presumption that the director or officer did not act in good faith or in a manner that he reasonably believed to be consistent with the best interests of the corporation and that, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful.

     In addition, Puerto Rico's Corporation Law allows a corporation to compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved action, suit or proceeding initiated by the corporation or initiated to protect the interests of the corporation to procure a judgment in its favor because the person is or has been a director, officer, employee or agent of the corporation, or is or has been in office at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorneys' fees, with respect to the defense or settlement of such action or suit, if the person acted in good faith and in a manner he reasonably deemed consistent with the best interests of the corporation and not opposed thereto.

     The determination of whether or not compensation should be paid to the director or officer is made:

     (1) by the Board of Directors, through a majority vote of the directors who were not parties to such action, suit or proceeding, even if such directors constitute less than a quorum; or

     (2) if there are no such directors or if such directors so determine, by independent legal counsel through a written opinion to that effect; or

     (3) by the stockholders.

     No compensation shall be made with respect to a claim, matter or controversy in which it has been determined that such person is liable to the corporation, except that through a motion to that effect, the court presiding in such action or suit determines that notwithstanding the adjudication of liability against, and in light of all of the circumstances of the case, such person has the fair and reasonable right to be compensated for those expenses which the court deems proper and only to the extent which the court so deems.

ITEM 16.  EXHIBITS

EXHIBIT NO.                             EXHIBIT
-----------   ------------------------------------------------------------
      *1      Form of Underwriting Agreement
      *5      Opinion of Hogan & Hartson L.L.P. as to the legality of the securities being registered
      12      Statements re Computation of Ratios
   *23.1      Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 5)
    23.2      Consent of Deloitte & Touche LLP
      24      Power of Attorney (included on signature page to the
              Registration Statement)

        -----------------------
        * To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this registration statement.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayaguez, Commonwealth of Puerto Rico, on this 2(nd) day of March, 2001.

                                          W HOLDING COMPANY, INC.
                                                              (Registrant)

                                          By:   /s/ FRANK C. STIPES, ESQ.
                                            ------------------------------------
                                            FRANK C. STIPES, ESQ.
                                            CHAIRMAN OF THE BOARD, CHIEF
                                            EXECUTIVE OFFICER AND PRESIDENT

                               POWER OF ATTORNEY

     Each individual whose signature appears below hereby constitutes and appoints Frank C. Stipes and Freddy Maldonado, and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including, without limitation, any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                               /s/ FRANK C. STIPES, ESQ.
                                          --------------------------------------
                                          Frank C. Stipes, Esq.
                                          Chairman of the Board,
                                          Chief Executive Officer and
                                          President

                                          March 2, 2001

                                                  /s/ ANGEL L. ROSAS
                                          --------------------------------------
                                          Angel L. Rosas
                                          Director

                                          March 2, 2001

                                                   /s/ CESAR A. RUIZ
                                          --------------------------------------
                                          Cesar A. Ruiz
                                          Director

                                          March 2, 2001

                                                /s/ PEDRO R. DOMINGUEZ
                                          --------------------------------------
                                          Pedro R. Dominguez
                                          Director

                                          March 2, 2001

                                                 /s/ CORNELIUS TAMBOER
                                          --------------------------------------
                                          Cornelius Tamboer
                                          Director

                                          March 2, 2001

                                              /s/ FREDESWINDA G. FRONTERA
                                          --------------------------------------
                                          Fredeswinda G. Frontera
                                          Directress

                                          March 2, 2001

                                                 /s/ FREDDY MALDONADO
                                          --------------------------------------
                                          Freddy Maldonado
                                          Chief Financial Officer and
                                          Vice President of Finance and
                                          Investment

                                          March 2, 2001

                                 EXHIBIT INDEX

EXHIBIT NO.                             EXHIBIT
-----------   ------------------------------------------------------------
      *1      Form of Underwriting Agreement
      *5      Opinion of Hogan & Hartson L.L.P. as to the legality of the securities being registered
      12      Statements re Computation of Ratios
   *23.1      Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 5)
    23.2      Consent of Deloitte & Touche LLP
      24      Power of Attorney (included on signature page to the
              Registration Statement)

        -----------------------
        * To be filed by amendment.